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EXHIBIT A(10)(b)

Application for Flexible Premium Variable Life Insurance Policy.
Simplified Issue


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APPLICATION                                                           NEWBSAPPLC
To Pacific Life & Annuity Company                      (Logo for PL&A)
FOR FLEXIBLE PREMIUM VARIABLE LIFE Insurance           Service Center
                                                       700 Newport Center Drive
                                                       Newport Beach, CA  92660



PLEASE PRINT USING DARK INK
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SECTION A            CLIENT INFORMATION                                                    No.
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PROPOSED INSURED
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
1. Full Name (print as appear in policy)    2. Sex                  3. State of Birth         4. Date of Birth    5. Ins Age
                                            ___ Male ____ Female                               Mo.  Day   Year
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6. Address (City, County, State, Zip Code)                                                    7. Telephone (optional)
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8. Employer Name and Address
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9. Occupation                     10. Specific Duties               11. Social Security No. or Taxpayer I.D No. (show all hyphens)
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____ OWNER (IF OTHER THAN PROPOSED INSURED) OR _____ PAYOR (IF PROPOSED INSURED IS A JUVENILE
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12. Full Name (print as appear in policy)                           13. Social Security No. or Taxpayer I.D No. (show all hyphens)
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14. Address (City, County, State, Zip Code)                                                    15. Telephone (optional)
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16. Contingent owner
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BENEFICIARY
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17. Primary Beneficiary (Print Full Name and Relationship)
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18. Contingent beneficiary (Print Full Name and Relationship)
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SECTION B            PLAN INFORMATION
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19. Policy:                      20. Planned Annual Premium/Initial Premium                  21. Face Amount (Check one box)
                                                                                             __ Minimum Face (For initial Premium)
__________________________       $ ___________________________                               __ Specified Face Amount: $_____
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22. Death Benefit Options (Check One):                             Option B (Includes Account Value)                 ___________
                     Option A (Level) ____________                 Option C (includes Premiums less Distributions)   ___________
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23. Optional Benefits: (For Select Exec Only):
        ___  Term Rider on proposed insured for                               _____ ADB $___________________ (Ins Amt.)
             $_______________ for _______ years                               ______________________________
        ___  Waiver of Charges                                                ______________________________
        ___  Guaranteed Insurability                                          ______________________________
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24. If any optional benefits cannot be approved, should the policy be issued without it? ___ Yes  __ NO
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                                                        PREMIUM ALLOCATIONS
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25. PREMIUM ALLOCATIONS.  THE TOTAL OF THE PERCENTAGES MUST BE 100%.  USE WHOLE NUMBERS.
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Equity:           _______%        Growth LT:        _______%         Multi-Strategy:     _______%        Small-Cap Index:  _______%

Equity Income:    _______%        High Yield Bond:  _______%         Emerging Markets:   _______%        Mid-Cap Value:    _______%

Equity Index:     _______%        International:    _______%         Aggressive Equity:  _______%        Large-Cap Value:  _______%

Gov. Securities:  _______%        Managed Bond:     _______%         Bond & Income:      _______%        Fixed:            _______%

Growth:           _______%        Money Market:     _______%         REIT:               _______%        Fixed LT:         _______%

Other:            _______%        Other:            _______%         Other:              _______%        Other:            _______%

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SECTION C         BILLING INFORMATION
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
26. A. Billing Method:
______ Direct Billing              ______ List Bill                   _______ Payroll Deduction           ______ Single Premium
    B. Frequency of premium payment reminder notice:
______ Annual                      ______ Semi-Annual                 _______ Quarterly                   ______ Monthly List Bill

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SECTION D.1       SUITABILITY
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27.   DO YOU BELIEVE THAT THIS POLICY WILL MEET YOUR INSURANCE NEEDS AND FINANCIAL OBJECTIVES?___________________    _____    _____
28.   DO YOU UNDERSTAND THAT THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY, DEPENDING ON THE INVESTMENT
      PERFORMANCE OF THE VARIABLE ACCOUNTS IN THE SEPARATE ACCOUNT?______________________________________________    _____    _____
29.   DO YOU UNDERSTAND THAT THE POLICY VALUES MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT
      EXPERIENCE OF THE VARIABLE ACCOUNTS IN THE SEPARATE ACCOUNT?_______________________________________________    _____    _____
30.   DID YOU RECEIVE THE SEPARATE ACCOUNT PROSPECTUS AND THE FUND PROSPECTUS FOR THE POLICY APPLIED FOR?________
      If Yes, give date shown on prospectuses:   Separate Account                          Fund                      _____    _____
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POLICY VALUES MAY INCREASE OR DECREASE, AND MAY EVEN BE REDUCED TO ZERO, IN ACCORDANCE WITH THE EXPERIENCE OF THE VARIABLE ACCOUNTS
IN THE SEPARATE ACCOUNT (SUBJECT TO ANY SPECIFIED MINIMUM GUARANTEES). THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED
CONDITIONS. CURRENT ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS AND CASH SURRENDER VALUES, ARE AVAILABLE UPON REQUEST.
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SECTION E         GENERAL INFORMATION
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31. Have you worked at least 30 hours per week in the preceding three months? ....................................... ___ Yes ___ No
32. Have you smoked cigarettes within the last 12 months? ........................................................... ___ Yes ___ No
33. Will the policy applied for replace or change any existing insurance or annuity? (If "Yes", explain in remarks).. ___ Yes ___ No
34. Is cash or check tendered with this application? (If "Yes", show amount $___________________________ ............ ___ Yes ___ No
               If "No", do not complete question #35)
35. Do you understand, accept and agree to the terms of the Temporary Insurance Agreement?........................... ___ Yes ___ No
               If "Yes", and a face amount is requested which is larger that that which will be insured under the TIA complete the following statement: If approved, please issue an alternate policy identical to the one applied for, but for the amount of $________________________________________
36. Give details of life insurance in force in other companies. If none (or conversion application) check this box [_]

               COMPANY                     YEAR TAKEN                 PLAN         LIFE AMOUNT           ACC DEATH AMOUNT
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SECTION F                MEDICAL INFORMATION
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37. Height                                                           38. Weight
                FT.       IN.                                                                       Lbs.
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
To the best of your knowledge, have you:                             Yes  No       Details of "Yes" answers. (identify question;
39. In the past five years been examined or treated by a                           and include diagnoses, dates, duration and names
    physician or medical practitioner or been examined or                          and addresses of all attending physicians and
    treated at a hospital or other medical facility?............     ____  ____    medical facilities.)
40. Had or been treated for high blood pressure, chest
    pain, heart trouble, stroke, lung disorder, cancer,
    diabetes, kidney disease or mental or nervous disorder? ....     ____  ____
41. Received counseling or treatment for alcohol or other
    drug use? ..................................................     ____  ____
42. Had or been treated by a member of the medical profession for any disorder(s) of the immune system, including AIDS
    (Acquired Immune Deficiency Syndrome) and ARC (AIDS Related
    Complex)?...................................................     ____  ____
44. Ever had insurance declined, rated, modified, cancelled or
    not renewed?................................................     ____  ____
    (if "Yes", give name of company, year and reason)

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REMARKS:
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HOME OFFICE ENDORSEMENTS:


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                                DECLARATIONS
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I represent that the foregoing answers and statements are correctly recorded, complete, and true to the best of my knowledge and belief. I understand that:

1. EXCEPT AS OTHERWISE PROVIDED IN ANY TEMPORARY INSURANCE AGREEMENT, NO INSURANCE WILL TAKE EFFECT BEFORE THE POLICY FOR SUCH INSURANCE IS DELIVERED AND THE FIRST PREMIUM PAID DURING THE LIFETIME(S) AND BEFORE ANY CHANGE IN THE HEALTH OF THE PROPOSED INSURED(S). UPON SUCH DELIVERY AND PAYMENT, INSURANCE WILL TAKE EFFECT IF THE ANSWERS AND STATEMENTS IN THIS APPLICATION ARE THEN TRUE.

2. Acceptance of a life insurance policy will be ratification of any administrative change with respect to such policy made by the "Company" in the space entitled "Home Office Endorsements." All other changes, including policy type and amount of insurance, benefits, classification or age at issue, must be accepted in writing.

3. No agent or medical examiner is authorized to make or modify contracts or to waive any of the Company's rights or requirements.

    Signed and Dated by Applicant in:

                On
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City     State     Mo.  Day  Year      Signature of Proposed Insured (or Parent
                                       if Proposed Insured under age 16)

                                       -----------------------------------------
I certify that I have truly and        Signature of Adult Insured
accurately recorded hereon the
information supplied.

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  Signature of Soliciting Agent        Signature of Applicant (if other than
                                       Proposed Insured)

                                       -----------------------------------------
IF THE OWNER IS A CORPORATION THE      Signature of Owner (if other than
SIGNATURE AND TITLE OF AN              Proposed Insured)
AUTHORIZED OFFICER OTHER THAN
THE PROPOSED INSURED IS REQUIRED
AND THE FULL NAME OF THE
CORPORATION MUST BE SHOWN.
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AGENT'S REPORT
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
COMPLETE THIS SECTION
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1. To the best of your knowledge, does any policy applied for      |    4A. If Tax-Qualified Retirement Plan, indicate type of sale:
   either replace, involve a change in, or involve use of value    |    ____ Pension or Profit Sharing    _______ Keogh
   from any existing life insurance or annuity?                    |    ____ Other ________________________________
                                                                   |
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_______ Yes       ______No  (If "Yes" give company policy number   |    4B. If business insurance, indicate type of sale:
                            if PMG policy and termination date in  |    ______     Split Dollar
                            "remarks".                             |    ______     Non-Qualified Deferred Comp.
                                                                   |    ______     Buy and Sell
                                                                   |    ______     Key Employee Ins.
                                                                   |    ______     Employee Fringe Benefit
                                                                   |    ______     Other ________________________
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2. Insured's:                                                      |
                  Annual Income:  $______________________          |
                  Estimated Net Worth: $__________________         |
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3. If a special mailing address, other than the owner's is desired,|
   indicate here:                                                  |
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REMARKS    |       IDENTIFY SECTION AND QUESTION
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I certify that to the best of my knowledge and belief:                                                      Yes        No
A. I have presented to the Company all pertinent facts and have correctly and completely recorded all
   required answers.____________________________________________________________________________________    ___       ___
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B. I have given the Proposed Insured (or Parent for Juvenile insurance) a copy of the Fair Credit
   Reporting Act and MIB Disclosure Notice, and any other disclosure notice or statement required by
   state or federal law.________________________________________________________________________________    ___       ___
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C. I have fully explained the terms and conditions of the Temporary Insurance Agreement(s) to the
   Proposed Insured (or Applicant) and have given it to him/her (them)._________________________________    ___       ___
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D. I have complied with state and federal laws on disclosure, cost comparison and replacement.__________    ___       ___
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E. I have reviewed the purchase of this insurance policy as to suitability._____________________________    ___       ___
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Signature(s) Of Soliciting Agent(s).  (Pay Commission as Indicated Below.)


AGENT NAME                                                                                                        COMMISSION
                                                                                            AGENCY       AGENT       SHARE
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                                                                                                                              %
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                                                                                                                              %
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                                                                                                                              %
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AP8750VL-NY                                                     25-21258-00 9/98

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                      AUTHORIZATION TO OBTAIN INFORMATION

I authorize any physician, medical practitioner, hospital, clinic, other medical or medically related facility, insurance company, the Medical Information Bureau, consumer reporting agency or employer to release to Pacific Life & Annuity Company, its subsidiaries, its reinsurer(s) or its legal representative any information they may have as to diagnosis, treatment and prognosis of any physical or mental condition including drug and/or alcohol abuse and/or any other information of me, my spouse and my minor children.

I understand that any information obtained will be used to determine eligibility for insurance and will not be released to any person or organization except reinsurer(s), the Medical Information Bureau, and other persons or organizations performing business or legal services in connection with my application, or as may be otherwise lawfully required, or as I may further authorize. I also understand that I may revoke this authorization as it applies to drug and/or alcohol abuse information at anytime, except to the extent it will not affect any action taken or information released prior to the revocation. Such revocation may cause the denial of this application. I know that I may request to receive a copy of this authorization. I also acknowledge receipt of Disclosure Notice to Applicants for Insurance.

A photographic copy of this Authorization shall be as valid as the original and shall be valid for two years from the date shown below.


DATE
    -----------------------------      -----------------------------------------
       Mo.       Day         Year      Signature of Proposed Insured (OR PARENT
                                       IF PROPOSED INSURED IS UNDER AGE 16)

                                       -----------------------------------------
                                       Proposed Insured

        USE RECEIPT ON REVERSE ONLY IF A PREMIUM IS PAID FOR A CONVERSION POLICY

AP9500-NY
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(DETACH-LEAVE WITH APPLICANT)
                 DISCLOSURE NOTICE TO APPLICANTS FOR INSURANCE

This brief description of our underwriting process is designed to help you to understand how an application for insurance is handled, the types and sources of information we may collect about you, the circumstances under which we may disclose that information to others and your right to learn the nature and substance of that information upon written request. The purpose of the underwriting process is to make sure you qualify for insurance under our rules, and assuming you do, establish the proper premium charge for that insurance. This process - the evaluation of risks - assures that the cost of insurance is distributed equitably among all policyowners, and that each individual pays his or her fair share. To determine your insurability, we must consider such factors as your medical history, physical condition, occupation and hazardous avocations. We get this information from various sources.

                             SOURCES OF INFORMATION

APPLICATION AND MEDICAL RECORDS - Your application, including the medical history, is the primary source of information in the evaluation process. In addition, we may ask you to take a physical examination or other special test such as an electrocardiogram. We may also ask for a report from your doctor or hospital, another insurance company, or the Medical Information Bureau. When we do so, we will use the authorization form you signed with your application.

MEDICAL INFORMATION BUREAU, INC. (MIB) is a non-profit corporation which operates an information exchange on behalf of member life insurance companies. As a member company, we will ask MIB if it has a record concerning you. If you previously applied to a member company for insurance, MIB may have information about you in its file. The purpose of the MIB is to protect member companies and their policyowners from those who would conceal significant facts relevant
to their insurability.   The information which is obtained from MIB may be used
only as an alert to the possible need for further independent investigation. It cannot be used as a basis in making a final underwriting decision.

Information regarding your insurability will be treated as confidential. Pacific Life & Annuity, its subsidiaries or its reinsurer(s) may, however, make a brief report to the MIB. If you later apply to another MIB member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the MIB, upon request, will supply the company with the information it may have about you in its file. Pacific Life & Annuity, its subsidiaries or its reinsurer(s) may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

At your request, the MIB will arrange disclosure of any information it may have about you in its file. If you question the accuracy of information on file, you may contact the MIB and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of the information office of MIB, Inc. is Post Office Box 105, Essex Station, Boston, Massachusetts 02112, telephone number (617) 426-3660.

INVESTIGATIVE CONSUMER REPORT - As part of our underwriting procedure, we may request an investigative consumer report from a consumer reporting agency. Because you may want to know more about the nature and scope of such a report, we are providing this information on the reverse side as part of this Notice.

                          (Continued on reverse side)
AP8750VL-NY                                                    25-21258-00 9/98

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___

           DISCLOSURE NOTICE TO APPLICANTS FOR INSURANCE (CONTINUED)

A consumer report confirms and supplements the information of your application pertaining to employment and residence verification, smoking habits, marital status, occupation, hazardous avocations and general health. This report may also cover information concerning your general reputation, personal characteristics and mode of living (except as may be related directly or indirectly to your sexual orientation) including drug and alcohol use, motor vehicle driving record and any criminal activity. This information may be obtained through personal interviews with you, your family, friends, neighbors and business associates. If a report is required and you wish to be personally interviewed, please let us know and we will notify the consumer reporting agency.

The information contained in the report may be retained by the consumer reporting agency and subsequently disclosed to other companies to the extent permitted by the Fair Credit Reporting Act.

Investigative consumer reports are held in strict confidence and used only to evaluate your application on a fair and equitable basis. You have a right to inspect and obtain a copy of the report from the consumer reporting agency. These reports may have an adverse affect on an individual's eligibility for insurance. If it should, however, we will notify you in writing and identify the reporting agency.

                              DISCLOSURE TO OTHERS

Personal information obtained about you during the underwriting process is confidential and will not be disclosed to other persons or organizations without your written authorization except to the extent necessary for the conduct of our business. Examples of situations where we may share information about you are as follows:

    1.  The agent may retain a copy of your application.
    2. If reinsurance is required, the reinsurance company would have access to our application file.
    3. We may release information to another life insurance company to whom you have applied for life or health insurance or to whom you have submitted a claim for benefits, if you have authorized it to obtain such information.
    4. As stated earlier, we may report information to the Medical Information Bureau.
    5. We will disclose information to government regulatory officials, law enforcement authorities and others where required by law.

                               DISCLOSURE TO YOU

In general, you have a right to learn the nature and substance of any personal information about you in our file upon written request. Whenever an adverse underwriting decision is made, we will notify you of the reason(s) for the decision and the source of the information upon which our action is based. Medical record information, however, will normally be given only to a licensed physician of your choice. Please refer to the section on MIB, Inc., for that organization's disclosure procedure.

Should you feel that any information we have is inaccurate or incomplete, please write to the Manager, Risk Selection Department, Pacific Life & Annuity Company, Service Center, 700 Newport Center Drive, Newport Beach, California 92660. Your comments will be carefully considered and corrections made where justified.

We hope this Notice will help you to understand how we obtain and use personal information in the underwriting process, and the ways you can learn about this information. We are concerned with insuring privacy as well as lives, and the collection, use and disclosure of personal information is limited to those specified in this Notice.

AP8750VL-NY                                                     25-21258-00 9/98